UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 1, 2022

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The MicroVision, Inc. annual meeting of shareholders was held on June 1, 2022. According to the inspector of election, shareholders were present in person or by proxy representing 102,647,193 shares, or 62.25% of the company’s common stock entitled to vote. The shareholders voted on four proposals, which are described in detail in MicroVision’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2022, with the following results:

Proposal 1. All eight of the company’s nominees for director were elected to hold office until the next annual meeting of shareholders.

Nominee	For	Withheld	Broker Non-Votes
Simon Biddiscombe	56,606,928	4,541,604	41,498,661
Robert P. Carlile	58,313,009	2,835,523	41,498,661
Judith M. Curran	59,606,410	1,542,122	41,498,661
Jeffrey A. Herbst	60,210,050	938,482	41,498,661
Seval Oz	59,890,263	1,258,269	41,498,661
Sumit Sharma	59,858,575	1,289,957	41,498,661
Mark B. Spitzer	60,041,326	1,107,206	41,498,661
Brian V. Turner	58,483,666	2,664,866	41,498,661

Proposal 2. Shareholders approved the 2022 MicroVision Equity Incentive Plan.

For:	51,101,376
Against:	9,714,218
Abstain:	332,938
Broker Non-Votes:	41,498,661

Proposal 3. Shareholders approved, on an advisory basis, the named executive officer compensation.

For:	52,519,408
Against:	8,019,604
Abstain:	609,520
Broker Non-Votes:	41,498,661

Proposal 4. Shareholders ratified the appointment of Moss Adams LLP as MicroVision’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For:	101,710,291
Against:	589,859
Abstain:	347,043

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Vice President, General Counsel and Secretary

Dated: June 6, 2022